Exhibit 99.1

FOR:	BROOKSTONE, INC.

CONTACT:	Philip Roizin
EVP of Finance and Administration
(603) 880-9500

Robert Fusco
Investor Relations
(603) 880-9500

FOR IMMEDIATE RELEASE

Brookstone Announces 3-for-2 Stock Split in Form of 50% Stock Dividend

NASHUA, N.H., April 8, 2004 – Specialty retailer Brookstone, Inc. (Nasdaq: BKST) today announced that its Board of Directors has approved a 3-for-2 stock split in the form of a 50 percent stock dividend. Brookstone said the stock dividend would be paid on April 26, to shareholders of record as of April 19.

“The 3-for-2 stock split underscores the strong performance of our Company to date and demonstrates the confidence of our Board of Directors and management in our ability to generate significant increases in earnings per share in 2004 and beyond,” said Brookstone Chairman, President and Chief Executive Officer Michael Anthony. “We also believe the split will make Brookstone’s stock even more accessible to a broader range of investors who wish to become part of a Company with significant growth potential.”

Brookstone, Inc. is a specialty retailer that operates 271 Brookstone brand stores nationwide and in Puerto Rico. Typically located in high-traffic regional shopping malls and airports, the stores feature unique and innovative consumer products. The Company also operates three stores under the Gardeners Eden Brand, and a direct marketing business that consists of three catalogs titles — Brookstone, Hard-to-Find Tools and Gardeners Eden — as well as e-commerce web sites at http://www.brookstone.com/ and http://www.gardenerseden.com.

Statements in this release which are not historical facts, including statements about the Company’s confidence or expectations, earnings, anticipated operations of its e-commerce sites and those of third-party service providers, and other statements about the Company’s operational outlook, are forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks of changing market conditions in the overall economy and the retail industry, consumer demand, the effectiveness of e-commerce technology and marketing efforts, availability of products, availability of adequate transportation of such products, and other factors detailed from time to time in the Company’s annual and other reports filed with the Securities and Exchange Commission. Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligations to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.

# # #